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                                                                    Exhibit 10.7
                                    AGREEMENT


         Agreement made the ___ day of April, 1998, among GLOBAL HEALTH ALTERNATIVES, INC. ("GHA") and MIKECO, INC. ("MikeCo"), TROY LABORATORIES, INC. ("Troy"), H. EDWARD TROY ("E. Troy"), KEVIN UNDERWOOD ("Underwood") and PATRICK KILLORIN ("Killorin").

                                   WITNESSETH

         WHEREAS, pursuant to the Assignment of Patents Agreement (the "Assignment") dated May 23, 1997 among MikeCo, Troy and E. Troy, Troy agreed, among other things, to assign United States Patent No. 5,032,400 (the "Patent") to MikeCo, Inc. (the "Assignment Agreement"); and

         WHEREAS, pursuant to the Assignment of Patents dated May 23, 1997, Troy assigned the Patent to MikeCo; and

         WHEREAS, pursuant to the Agreement and Plan of Reorganization dated May 23, 1997 by and among GHA, MikeCo, E. Troy, Killorin, Underwood, Mark Colosi, Joe Grace and William Deehan, GHA acquired all of the capital stock of MikeCo (the "Reorganization Agreement"); and

         WHEREAS, the parties are desirous of modifying the Assignment Agreement, the Reorganization Agreement and the agreements executed among the parties in connection therewith (collectively, the "Prior Agreements").

         NOW, THEREFORE, in consideration of the mutual premises and the sum of ten ($10) dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.       WAIVER

         Troy, E. Troy, Underwood and Killorin hereby waive any and all defaults by GHA and MikeCo through the date hereof in connection with the Prior Agreements. Except as otherwise indicated herein, Troy, E. Troy, Underwood and Killorin waive any and all rights to amounts due from GHA and MikeCo in connection with the Prior Agreements through the date hereof and the closing of the transactions contemplated hereunder.

2.       INCONSISTENCY


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         The Prior Agreements shall remain in full force and effect except as modified by the terms of this Agreement. However, in the event of any inconsistency or ambiguity between this Agreement and the Prior Agreements, the terms and conditions of this Agreement shall govern.

3.       MODIFICATION OF ASSIGNMENT AGREEMENT

         (a) The capitalized terms in this paragraph 3 shall have the meanings ascribed to such terms in the Assignment Agreement.

         (b) Paragraph 2 of the Assignment Agreement is hereby deleted in its entirety and is amended to read as follows:

                  2. CONSIDERATION. (a) In consideration of Troy's sale of the Patent Rights to the Company, the Company shall pay to Troy royalties on all sales of a topical analgesic containing shark oil, garlic oil, almond oil and soybean oil, the use of which is covered by a claim of U.S. Patent No. 5,032,400, as follows on Net Sales commencing on or after April 1, 1998:

                  (A) Three (3%) percent of Net Sales until Net Sales equals $2,000,000;

                  (B) Two (2%) percent of Net Sales in excess of $2,000,000 until Net Sales are equal to $4,000,000; and

                  (C) One (1%) percent of Net Sales in excess of $4,000,000.

                  2(a)(i). Net Sales shall mean gross sales actually received by the Rights Holder in connection with the sale of the products incorporating the Patent less discounts, allowances, bad debts, chargebacks, credits, returns and other customer off-the-top deductions from gross sales.

                  2(a)(ii). In the event that gross sales equals or exceeds $1,000,000 per month, the Company agrees to re-evaluate the royalty structure provided for in this paragraph 2(a) and to consider increasing the royalties payable to Troy.

         (c) Paragraph 3(a) of the Assignment Agreement is hereby deleted in its entirety and is amended to read as follows:

                  3. REVERSIONARY RIGHT. (a) Should the Company, or successors in its interest in the NR Ownership Rights (the "Rights Holder"), fail to make the payments provided for in Section 2, and shall fail to remedy such arrearage within 60 days after written notice, then, upon Troy's election and notification to the Rights Holder of such election, the NR Ownership Rights and the Patent Rights shall revert to Troy (the "Reversion").


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4.       CREDIT AGAINST ROYALTIES

         The Assignment Agreement is hereby modified to provide as follows:

         (a) The royalties payable to Troy pursuant to paragraph 2 of the Assignment Agreement shall be reduced by the payments made, payments to be made, and the amounts assumed, by GHA pursuant to paragraphs 5 through 8 of this Agreement (the "GHA Obligations").

         (b) Notwithstanding the foregoing, in the event that the GHA Obligations in any twelve month period exceed 90% of the amounts due to Troy pursuant to paragraph 2(a) of the Assignment Agreement, then GHA shall pay to Troy 10% of the amount due to Troy pursuant to paragraph 2(a) of the Assignment Agreement and any amount in excess of 90% of the amount due to Troy pursuant to paragraph 2(a) of the Assignment Agreement shall be credited against the royalties due to Troy pursuant to paragraph 2(a) of the Assignment Agreement in succeeding periods.

5.       REPAYMENT OF DEBT

         (a) GHA shall within, two (2) days of the date hereof, pay the sum of $140,000 to First National Bank of Rochester (the "Rochester Debt") in reduction of a loan in the amount of $240,000 from First National Bank of Rochester to Patco Corp., a corporation controlled by Killorin. GHA shall pay to Killorin the sum of $25,000 on June 30, 1998, $50,000 on September 30, 1998 and $25,000 on
December 31, 1998.

         (b) GHA shall within two (2) days of the date hereof, pay to the First National Bank of Lisbon a loan in the amount of approximately $185,000 owed by Troy, Killorin and E.Troy to the First National Bank of Lisbon (the "Lisbon Debt").

6.       E. TROY CONSULTING AGREEMENT

         MikeCo hereby agrees to employ E. Troy as a consultant and E. Troy hereby accepts such consultancy. The term of such consultancy shall be one year.
E. Troy shall be paid a consulting fee of $100,000, of which $50,000 shall be payable within two (2) days of the date hereof and the balance of which shall be paid in equal monthly payments commencing May 15, 1998 to (i) E. Troy, or (ii) in the event of the death of E. Troy, his estate. E.Troy shall devote up to ten
(10) hours per week to the business of MikeCo, or such time as reasonably requested by MikeCo to perform his consulting services, subject to his availability due to his health.

7.       AGREEMENTS WITH KILLORIN


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         (a) GHA shall within, two (2) days of the date hereof , pay to Killorin the sum of $25,000. GHA agrees to pay $50,000 to Killorin in equal monthly payments commencing May 15, 1998 over a 12 month period from the date hereof together with interest thereon at the prime rate plus 1% of Citibank, N.A.

         (b) The employment agreement between GHA (or MikeCo/Natural Health Laboratories, Inc.) and Killorin is hereby terminated and no further benefits, salary or payments shall be due thereunder.

         (c) GHA agrees to guarantee and assume the lease payments for Killorin's Lexus. Killorin shall surrender the car to GHA within ten (10) days of the date hereof.

         (d) Killorin agrees to use his best efforts to provide assistance in negotiating payments of the various obligations pursuant to Schedule A.

8.       ASSUMPTION OF MISCELLANEOUS DEBT

         GHA agrees to assume the miscellaneous debt of Troy in accordance with Schedule A, annexed hereto, up to a maximum amount of $35,000 which amount shall be verified through documentation to be supplied by Troy and/or Killorin and as agreed by GHA. GHA has assumed legal fees due to Woods, Oviatt, Gilman, Sturman and Clarke, LLP, attorneys, which were incurred in connection with litigation between Erie Laboratories and H. Edward Troy vs. Patricia J. Fischer, Richard Aji, and Edward G. Coyne in addition to the other obligations assumed under this paragraph 8.

9.       UNDERWOOD EMPLOYMENT AGREEMENT

         (a) The employment agreement dated May 23, 1997 between MikeCo and Underwood is hereby terminated.

         (b) MikeCo and Underwood hereby agree to enter into a one year employment agreement, which shall provide for a base salary to Underwood of $70,000 plus commissions of 8% of net sales generated by Underwood. The base salary shall be contingent upon minimum performance standards to be determined by Underwood and GHA. Pursuant to the employment agreement, Underwood's present arrangement regarding a company car and health insurance for his family will remain as presently in place. However, the failure of Underwood and GHA to agree on the terms of the employment agreement shall not otherwise affect this Agreement.

10. REVERSIONARY RIGHT. Should GHA, or successors in its interest in the NR Ownership Rights, as defined in the Assignment Agreement fail to:

                  (i) make the payment provided for in (A) the first sentence of paragraph 5(a),


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                  (B) paragraph 5(b), (C) the first sentence in paragraph 7(a), or (D) make the $50,000 payment which is due within two (2) days of the date hereof provided for in Section 6; and shall fail to remedy such arrearage within six (6)days after written notice, or

                  (ii) shall breach any of its other obligations under this Agreement and shall fail to remedy such breach within thirty
                  (30) days after written notice;

then, upon Troy's election and notification to the Rights Holder, as defined in the Assignment Agreement, of such election, the NR Ownership Rights and the Patent Rights, as defined in the Assignment Agreement, shall revert to Troy (the "Reversion").

11.      INDEMNITY

         GHA agrees to indemnify and hold harmless Troy, E. Troy, Underwood and Killorin from any and all liability for debts or obligations solely pursuant to the obligations assumed by GHA pursuant to this Agreement and the agreements to be executed in connection herewith. Such indemnification shall extend to any counsel fees, costs or disbursement incurred by any party in defending any action commenced against the indemnified parties by the holder of any debt or obligation expressly assumed by GHA hereunder, as well as reasonable counsel fees and disbursements incurred in enforcing this indemnification.

         E. Troy, Underwood, Troy and Killorin hereby agrees to indemnify and hold harmless GHA and MikeCo from any and all liability for debts or obligations for any liability to any shareholder of Troy as a result of the execution of this Agreement.. Such indemnification shall extend to any counsel fees, costs or disbursement incurred by any party in defending any action commenced against the indemnified parties, as well as reasonable counsel fees and disbursements incurred in enforcing this indemnification.

12.      MEDIATION

         The parties agree that any disputes, differences or disagreements regarding this Agreement shall first be submitted to non-binding mediation with
C. Andrew Pappas, Esq., and Norman Arnoff, Esq., and /or designees acting as mediators.

13.      ARBITRATION

         This Agreement shall be construed in accordance with the laws of the State of New York. In the event that any dispute arises under this Agreement which cannot be resolved by negotiation and/or mediation as provided herein, the parties agree to arbitrate under the auspices of the American Arbitration Association ("AAA") in New York, New York.


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14.      ASSIGNMENT

         Except in connection with a merger, consolidation, recapitalization, sale of all or substantially all of the assets of GHA, or other form of corporate reorganization, this Agreement may not be assigned to any other person or entity by GHA without the prior written consent of Troy, which consent shall not be unreasonably withheld or delayed.

15.      MODIFICATION

         This Agreement may not hereinafter be amended or modified except by written consent of all parties. Each party agrees that any attempt at oral modification of this Agreement, shall be null and void and shall not change the relative rights, duties and obligations of any party hereto. Notwithstanding this paragraph, any future agreements regarding royalties may be modified in writing by GHA and Troy.

16.      EXPENSES

         Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

17.      NOTICES

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

         (a)      If to GHA or MikeCo.

                           193 Middle Street
                           Portland, Maine 04101
                           Attention: John Eldredge
                           Teleceopier  No.(207)772-8493

                           with copies to:

                           Sir Brian Wolfson
                           44 Welbeck Street W1M  7HF


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                           London, England
                           Telecopier No. 011-44-171-486-6217

                           McLaughlin & Stern, LLP
                           260 Madison Avenue
                           New York, NY 10016
                           Attention: Martin C. Licht, Esq.
                           Telecopier No.:(212) 448-6260

         (b) If to the other parties to this Agreement then to:

                           C. Andrew Pappas, Esq.
                           224 Harrison Street
                           Syracuse, New York 13202
                           Telecopier No. (315) 472-8299



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18.      AUTHORITY TO ENTER AGREEMENT. This Agreement and the transactions contemplated hereunder, have been duly authorized, validly executed and delivered on behalf of the parties hereto and is a valid and binding agreement on each of the parties hereto in accordance with its terms.

19.      WAIVER

         Any party may (a) extend the time for the performance of any of the obligations or other acts of the other party and (b) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

20.      HEADINGS

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21.      SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.


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22.      ENTIRE AGREEMENT

         This Agreement shall constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

23.      BENEFIT

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

24.      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

25.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

26.      PAYMENTS UNDER THIS AGREEMENT

         Troy, E. Troy, Underwood and Killorin hereby agree that any amounts sent to Ali, Pappas & Cox, P.C. by the Company shall be credited towards the amounts due pursuant to this Agreement.


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27.      FURTHER ASSURANCES.

         From time to time after the date of this Agreement, each of the parties hereto, at the request of the other, and without further consideration, shall execute and deliver such further documents or instruments and shall take such other actions as the requesting party may reasonably request in order to effect complete consummation of the transactions contemplated by this Agreement

         IN WITNESS WHEREOF, the parties have set this hands and seal this ___ day of April, 1998.

                                   GLOBAL HEALTH ALTERNATIVES, INC.


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   MIKECO, INC.


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   TROY LABORATORIES, INC.


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                   --------------------------------------------
                                   H. EDWARD TROY


                                   --------------------------------------------
                                   KEVIN UNDERWOOD


                                   --------------------------------------------
                                   PATRICK KILLORIN